Exhibit 99.5
UWM HOLDINGS CORPORATION
FORM OF BENEFICIAL
HOLDER ELECTION FORM
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of UWM Holdings Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Prospectus Supplement, dated September 29, 2026 (together with the accompanying prospectus, the “Prospectus”).
With respect to any instructions to exercise (or not to exercise) rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m. Eastern Time on November 12, 2026, the scheduled expiration date of the rights offering (which may be extended by the Company with the consent of the Backstop Purchasers (as defined in the Prospectus)).
This will instruct you whether to exercise rights to purchase shares of Class A common stock distributed with respect to the shares of Class A common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of UWM Holdings Corporation Subscription Rights Certificates.”
Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Class A common stock.
Box 2. ☐ Please EXERCISE RIGHTS for shares of Class A common stock as set forth below.
The number of rights for which the undersigned gives instructions for exercise under the basic subscription right should not exceed the number of rights that the undersigned is entitled to exercise. The undersigned is only entitled to the over-subscription right if the undersigned exercises its basic subscription right in full.

Per Share	Number of Shares	Estimated Subscription Price	Payment

Basic subscription right	x	$2.00	$ (Line 1)

Over-subscription right	x	$2.00	$ (Line 2)

	Total Payment Required	$ (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)
Box 3. ☐ Payment in the following amount is enclosed $ .
Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.

Amount to be deducted:	$

Signature(s)

Please type or print name(s) below:
Date: , 2026